   As filed with the Securities and Exchange Commission on January 31, 2000
                                                      REGISTRATION NO. 333-87561

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------
                              VSI ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)

               Delaware                                84-1104448
     (State or other jurisdiction                   (I.R.S. Employer
   of incorporation or organization)               Identification No.)

                            5801 Goshen Springs Road
                             Norcross, Georgia 30071
                                 (770) 242-7566
   (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                  Richard E. Harrison, Chief Executive Officer
                            5801 Goshen Springs Road
                             Norcross, Georgia 30071
                                 (770) 242-7566
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                             ROBERT T. MOLINET, ESQ.
                         SMITH, GAMBRELL & RUSSELL, LLP
                     1230 PEACHTREE STREET, N.E., SUITE 3100
                             ATLANTA, GEORGIA 30309
                                 (404) 815-3643

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          ----------------------------


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                                       2

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below are estimates of the fees and expenses payable by VSI Enterprises in connection with the offer and sale of the common stock:


                  SEC registration fee..........................................         $    701
                  Blue sky qualification fees and expenses......................            1,500
                  Legal fees and expenses.......................................           10,000
                  Accounting fees and expenses..................................           15,000
                  Transfer Agent fees...........................................            1,000
                  Printing, materials, and postage..............................            1,500
                  Miscellaneous expenses........................................              299
                                                                                         --------

                          Total.................................................         $ 30,000
                                                                                         ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     VSI Enterprises' Certificate of Incorporation provides that in actions other than in the right of VSI Enterprises, VSI Enterprises indemnifies directors and officers of VSI Enterprises against costs, charges and expenses, which include attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of VSI Enterprises.

     With respect to actions by or in the right of VSI Enterprises, VSI Enterprises indemnifies directors and officers of VSI Enterprises against costs, charges and expenses, which include attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of any action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of VSI Enterprises; except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to VSI Enterprises, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the court shall deem proper.

     The indemnification provisions contained in VSI Enterprises' Certificate of Incorporation are substantially coextensive with the provisions of Section 145 of the Delaware General Corporation Law, which sets forth the applicable terms, conditions and limitations governing the indemnification of officers, directors and other persons.

ITEM 16.  EXHIBITS.

     The following exhibits are filed with this Registration Statement.


         EXHIBIT NO.                             DESCRIPTION OF EXHIBIT
         -----------                             ----------------------

                5.1        - Opinion of Smith, Gambrell & Russell, LLP (previously filed)
               10.20       - License Agreement by and between ACIS, Inc. and the Company, dated September 9, 1999.
               10.21       - Strategic Investment Agreement by and between ACIS, Inc. and the Company, dated September 9, 1999
               23.1        - Consent of Grant Thornton LLP (previously filed)
               23.2        - Consent of Arthur Andersen LLP (previously filed)
               23.3        - Consent of Smith, Gambrell & Russell (contained in their opinion filed as
                                 Exhibit - 5.1 hereto)

               24.1        - Powers of Attorney (contained on signature page to
                             this Registration Statement)

ITEM 17.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report under Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant according to the provisions referred to in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on the 31th day of January, 2000.


                                   VSI  ENTERPRISES,  INC.


                                   By:    /s/ Richard E. Harrison
                                      -----------------------------------------
                                         Richard E. Harrison, Chief Executive
                                         Officer (Principal Executive Officer)


         In accordance with the requirements of the Securities Act of 1933, this registration statement amendment has been signed below by the following persons in the following capacities on the dates indicated.



                    Signature                                         Title                             Date
                    ---------                                         -----                             ----

        /s/ Richard E. Harrison                              Chief Executive Officer            January 31, 2000
---------------------------------------------
          Richard E. Harrison

       /s/ Karen T. Franklin                                 Chief Financial Officer            January 31, 2000
---------------------------------------------                (Principal Financial and
           Karen T. Franklin                                    Accounting Officer)

                       *                                            Director                    January 31, 2000
---------------------------------------------
                Larry M. Carr

                       *                                            Director                    January 31, 2000
---------------------------------------------
               Harlan D. Platt

                       *                                            Director                    January 31, 2000
---------------------------------------------
               Julia B. North

                       *                                            Director                    January 31, 2000
--------------------------------------------
             Edward S. Redstone



*By:   /s/ Richard E. Harrison
    --------------------------------------------------
       Richard E. Harrison, as Attorney-in-Fact
       pursuant to power of attorney included on
       the signature page to the Registration Statement

                                  EXHIBIT INDEX

         EXHIBIT NO.                             DESCRIPTION OF EXHIBIT
         -----------                             ----------------------

               10.20       - License Agreement by and between ACIS, Inc. and the
                             Company, dated September 9, 1999
               10.21       - Strategic Investment Agreement by and between
                             ACIS, Inc. and the Company, dated September 9, 1999